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                                                                     Exhibit 14



        Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-118477) pertaining to Lincoln Life Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 19, 2007, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, (b) March 7, 2007, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M, (c) March 19, 2007, with respect to the consolidated financial statements of Jefferson-Pilot Life Insurance Company, and (d) April 2, 2007, with respect to the supplemental consolidated financial statements of The Lincoln National Life Insurance Company.

                                                          /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 2, 2007